Press Release August 8, 2022

HF Sinclair Corporation Reports Quarterly Results and Announces Regular Cash Dividend

•Reported net income attributable to HF Sinclair stockholders of $1,221.3 million, or $5.43 per diluted share, and adjusted net income of $1,258.5 million, or $5.59 per diluted share, for the second quarter

•Reported EBITDA of $1,805.9 million and Adjusted EBITDA of $1,853.0 million for the second quarter

•Commenced production of renewable diesel at the Artesia, New Mexico renewable diesel facility

•Returned $200.6 million to shareholders through dividends and share repurchases in the second quarter

•Announced a regular quarterly dividend of $0.40 per share

Dallas, Texas, August 8, 2022 ‑ HF Sinclair Corporation (NYSE: DINO) (“HF Sinclair” or the “Company”) today reported second quarter net income attributable to HF Sinclair stockholders of $1,221.3 million, or $5.43 per diluted share, for the quarter ended June 30, 2022, compared to $168.9 million, or $1.03 per diluted share, for the quarter ended June 30, 2021.

The second quarter results reflect special items that collectively decreased net income by a total of $37.3 million. On a pre-tax basis, these items include a lower of cost or market inventory valuation adjustment of $34.5 million, acquisition integration costs of $12.5 million and decommissioning charges of $0.5 million related to the Cheyenne Refinery conversion to renewable diesel production. Excluding these items, adjusted net income for the second quarter of 2022 was $1,258.5 million ($5.59 per diluted share) compared to $143.8 million ($0.87 per diluted share) for the second quarter of 2021, which excludes certain items that collectively increased net income by $25.1 million.

HF Sinclair’s CEO, Michael Jennings, commented, “HF Sinclair delivered strong financial results in the second quarter driven by robust performance in our refining, marketing, lubricants and midstream segments. Healthy free cash flow generation in the quarter allowed us to return cash to shareholders through dividends and share repurchases, further demonstrating the commitment to our capital return strategy. During the quarter, we also commenced start-up of the Artesia, New Mexico renewable diesel unit. With all of our previously announced renewables projects complete, we will continue to ramp up production of these assets as we expect to reach full production levels by the end of the third quarter. Looking forward, we remain focused on the integration of our newly acquired assets from Sinclair while maintaining safe and reliable operations.”

Refining segment income before interest and income taxes was $1,558.1 million for the second quarter of 2022 compared to $250.1 million in the second quarter of 2021. The segment reported EBITDA of $1,660.9 million for the second quarter of 2022 compared to $330.0 million for the second quarter of 2021. This increase was driven by higher refining indicator margins in both the West and Mid-Continent regions, which resulted in higher refining segment earnings in the quarter. Consolidated refinery gross margin was $36.36 per produced barrel, a 211% increase compared to $11.71 for the second quarter of 2021, and crude oil charge averaged 627,310 barrels per day (“BPD”) for the second quarter of 2022 compared to 416,350 BPD for the second quarter of 2021.

Renewables segment loss before interest and income taxes was $(73.2) million for the second quarter of 2022 compared to $(11.5) million in the second quarter of 2021. The segment reported EBITDA of $(62.8) million for the second quarter of 2022 compared to $(11.2) million in the second quarter of 2021. Excluding the lower of cost or market inventory valuation charge of $34.5 million, Adjusted EBITDA in the second quarter of 2022 was $(28.3) million. Total sales volumes were 26 million gallons for the second quarter of 2022. The Cheyenne renewable diesel unit (“RDU”) was mechanically complete in the fourth quarter of 2021 and fully operational in the first quarter of 2022, the pre-treatment unit (“PTU”) at our Artesia, New Mexico facility was completed and fully operational in the first quarter of 2022 and the Artesia RDU was completed and fully operational in the second quarter of 2022. Also, effective with the Sinclair acquisition that closed on March 14, 2022, the Renewables segment includes the Sinclair RDU.

Marketing segment income before interest and income taxes was $19.5 million and reported EBITDA was $23.9 million for the second quarter of 2022. Total branded fuel sales volumes were 335 million gallons for the second quarter of 2022.

Lubricants and Specialty Products segment income before interest and income taxes was $135.1 million for the second quarter of 2022 compared to $60.1 million in the second quarter of 2021. The segment reported EBITDA of $155.7 million for the second quarter of 2022 compared to $79.2 million in the second quarter of 2021. This increase was driven by strong finished product demand in our Rack Forward businesses.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $79.8 million for the second quarter of 2022 compared to $88.1 million in the second quarter of 2021 and Adjusted EBITDA of $104.2 million for the second quarter of 2022 compared to $88.3 million in the second quarter of 2021.

For the second quarter of 2022, net cash provided by operations totaled $1,528.4 million. At June 30, 2022, the Company's cash and cash equivalents totaled $1,702.3 million, a $1,110.0 million increase over cash and cash equivalents of $592.3 million at March 31, 2022. During the second quarter of 2022, the Company announced and paid a regular dividend of $0.40 per share to shareholders totaling $90.2 million and spent $110.4 million in stock repurchases. Additionally, the Company's consolidated debt was $3,348.1 million. The Company’s debt, exclusive of HEP debt, which is nonrecourse to HF Sinclair, was $1,739.6 million at June 30, 2022.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.40 per share, payable on September 1, 2022 to holders of record of common stock on August 18, 2022.

As of June 30, 2022, HF Sinclair has achieved annualized run rate synergies of over $90 million related to the Sinclair acquisition and over $100 million of working capital synergies. The Company is currently on pace to exceed its target of approximately $100 million in annual run rate synergies within two years of the acquisition close date through a combination of commercial improvements, operating expense reductions and optimization of selling, general and administrative expenses.

The Company has scheduled a webcast conference call for today, August 8, 2022, at 8:30 AM Eastern Time to discuss second quarter financial results. This webcast may be accessed at https://events.q4inc.com/attendee/167295545. An audio archive of this webcast will be available using the above noted link through August 22, 2022.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,300 Sinclair branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in Artesia, New Mexico. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the Company’s and HEP’s ability to successfully integrate the Sinclair Oil Corporation (now known as Sinclair Oil LLC, “Sinclair Oil”) and Sinclair Transportation Company LLC (“STC”) businesses acquired from REH Company (formerly known as The Sinclair Companies) (collectively, the “Sinclair Transactions”) with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; the Company's ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, weather events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, or other catastrophes or disruptions affecting our operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of our suppliers, customers, or third-party service providers; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic and increases in interest rates; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s and HEP’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects on time and within capital guidance; the Company's and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities and any associated military campaigns which may disrupt crude oil supplies and markets for the Company's refined products and create instability in the financial markets that could restrict the Company's ability to raise capital; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic, inflation and labor costs which could result in an impairment of goodwill and/or long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s and HEP’s SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2021
	2022	2021	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$11,162,160	$4,577,123	$6,585,037	144%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	8,579,915	3,825,729	4,754,186	124
Lower of cost or market inventory valuation adjustment	34,543	(118,825)	153,368	(129)
	8,614,458	3,706,904	4,907,554	132
Operating expenses (exclusive of depreciation and amortization)	606,127	334,191	271,936	81
Selling, general and administrative expenses (exclusive of depreciation and amortization)	110,875	77,754	33,121	43
Depreciation and amortization	164,044	124,042	40,002	32
Total operating costs and expenses	9,495,504	4,242,891	5,252,613	124
Income from operations	1,666,656	334,232	1,332,424	399

Other income (expense):
Earnings of equity method investments	5,447	3,423	2,024	59
Interest income	1,844	1,029	815	79
Interest expense	(38,961)	(28,942)	(10,019)	35
Gain (loss) on foreign currency transactions	(905)	583	(1,488)	(255)
Gain on sale of assets and other	2,320	7,927	(5,607)	(71)
	(30,255)	(15,980)	(14,275)	89
Income before income taxes	1,636,401	318,252	1,318,149	414
Income tax expense	383,493	123,485	260,008	211
Net income	1,252,908	194,767	1,058,141	543
Less net income attributable to noncontrolling interest	31,646	25,917	5,729	22
Net income attributable to HF Sinclair stockholders	$1,221,262	$168,850	$1,052,412	623%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$5.43	$1.03	$4.40	427%
Diluted	$5.43	$1.03	$4.40	427%
Cash dividends declared per common share	$0.40	$—	$0.40	100%
Average number of common shares outstanding:
Basic	222,952	162,523	60,429	37%
Diluted	222,952	162,523	60,429	37%

EBITDA	$1,805,916	$444,290	$1,361,626	306%
Adjusted EBITDA	$1,853,008	$334,501	$1,518,507	454%

	Six Months Ended June 30,		Change from 2021
	2022	2021	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$18,620,910	$8,081,416	$10,539,494	130%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	15,081,927	6,786,034	8,295,893	122
Lower of cost or market inventory valuation adjustment	25,992	(318,862)	344,854	(108)
	15,107,919	6,467,172	8,640,747	134
Operating expenses (exclusive of depreciation and amortization)	1,083,561	734,100	349,461	48
Selling, general and administrative expenses (exclusive of depreciation and amortization)	221,297	159,729	61,568	39
Depreciation and amortization	308,645	248,121	60,524	24
Total operating costs and expenses	16,721,422	7,609,122	9,112,300	120
Income from operations	1,899,488	472,294	1,427,194	302

Other income (expense):
Earnings of equity method investments	9,073	5,186	3,887	75
Interest income	2,841	2,060	781	38
Interest expense	(73,820)	(67,328)	(6,492)	10
Gain on tariff settlement	—	51,500	(51,500)	(100)
Loss on foreign currency transactions	(766)	(734)	(32)	4
Gain on sale of assets and other	6,215	9,817	(3,602)	(37)
	(56,457)	501	(56,958)	(11,369)
Income before income taxes	1,843,031	472,795	1,370,236	290
Income tax expense	404,822	95,178	309,644	325
Net income	1,438,209	377,617	1,060,592	281
Less net income attributable to noncontrolling interest	56,973	60,550	(3,577)	(6)
Net income attributable to HollyFrontier stockholders	$1,381,236	$317,067	$1,064,169	336%

Earnings per share attributable to HollyFrontier stockholders:
Basic	$6.86	$1.92	$4.94	257%
Diluted	$6.86	$1.92	$4.94	257%
Cash dividends declared per common share	$0.40	$0.35	$0.05	14%
Average number of common shares outstanding:
Basic	199,149	162,501	36,648	23%
Diluted	199,149	162,501	36,648	23%

EBITDA	$2,165,682	$725,634	$1,440,048	198%
Adjusted EBITDA	$2,229,715	$381,809	$1,847,906	484%

Balance Sheet Data

	June 30,	December 31,
	2022	2021
	(In thousands)
Cash and cash equivalents	$1,702,286	$234,444
Working capital	$3,636,627	$1,696,990
Total assets	$19,177,854	$12,916,613
Long-term debt	$3,348,103	$3,072,737
Total equity	$9,874,910	$6,294,465

Segment Information

Effective the first quarter of 2022, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our businesses. Accordingly, we created two new reportable segments, Renewables and Marketing. Our operations are now organized into five reportable segments, Refining, Renewables, Marketing, Lubricants and Specialty Products and HEP. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

As a result of the Sinclair Transactions that closed on March 14, 2022, the operations of the acquired Sinclair businesses are reported in the Refining, Renewables, Marketing and HEP segments.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo and Woods Cross refineries and HollyFrontier Asphalt Company LLC (“HFC Asphalt”). Also, effective with our acquisition that closed November 1, 2021, the Refining segment includes our Puget Sound refinery, and effective with our acquisition that closed on March 14, 2022, includes our Sinclair and Casper refineries. Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of the Cheyenne RDU, which was mechanically complete in the fourth quarter of 2021 and fully operational in the first quarter of 2022, the PTU at our Artesia, New Mexico facility, which was completed and fully operational in the first quarter of 2022 and the Artesia RDU, which was completed and fully operational in the second quarter of 2022. Also, effective with our acquisition that closed on March 14, 2022, the Renewables segment includes the Sinclair RDU. During the construction phase of our RDUs and PTU, operating expense and capital expenditures were reported in the Corporate and Other segment, and this financial information has been retrospectively adjusted to reflect our current segment presentation.

Effective with our acquisition that closed on March 14, 2022, the Marketing segment includes branded fuel sales through more than 300 distributors to more than 1,300 branded sites in the United States and licensing fees for the use of the Sinclair brand at more than 300 additional locations throughout the country.

The Lubricants and Specialty Products segment represents Petro-Canada Lubricants, Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the largest suppliers of locomotive engine oil in North America. Also, the Lubricants and Specialty Products segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment includes all of the operations of HEP, which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The HEP segment also includes 50% ownership interests in each of the Osage Pipeline, the Cheyenne Pipeline and Cushing Connect, a 25.06% ownership interest in the Saddle Butte Pipeline and a 49.995% ownership interest in the Pioneer Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP’s periodic public filings.

	Refining	Renewables	Marketing	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended June 30, 2022
Sales and other revenues:
Revenues from external customers	$8,839,662	$115,939	$1,336,302	$845,024	$25,233	$—	$11,162,160
Intersegment revenues	1,448,919	78,639	—	4,917	110,537	(1,643,012)	—
	$10,288,581	$194,578	$1,336,302	$849,941	$135,770	$(1,643,012)	$11,162,160
Cost of products sold (exclusive of lower of cost or market inventory)	$8,119,285	$192,662	$1,311,333	$576,428	$—	$(1,619,793)	$8,579,915
Lower of cost or market inventory valuation adjustment	$—	$34,543	$—	$—	$—	$—	$34,543
Operating expenses	$469,304	$29,273	$—	$74,470	$53,899	$(20,819)	$606,127
Selling, general and administrative expenses	$39,123	$1,001	$1,049	$43,555	$4,683	$21,464	$110,875
Depreciation and amortization	$102,780	$10,371	$4,418	$20,605	$26,371	$(501)	$164,044
Income (loss) from operations	$1,558,089	$(73,272)	$19,502	$134,883	$50,817	$(23,363)	$1,666,656
Income (loss) before interest and income taxes	$1,558,120	$(73,202)	$19,502	$135,116	$56,309	$(22,327)	$1,673,518
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,929	$29,717	$31,646
Earnings of equity method investments	$—	$—	$—	$—	$5,447	$—	$5,447
Capital expenditures	$36,711	$87,525	$5,309	$8,026	$9,100	$12,773	$159,444

	Refining	Renewables	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended June 30, 2021
Sales and other revenues:
Revenues from external customers	$3,887,273	$—	$662,755	$27,092	$3	$4,577,123
Intersegment revenues	205,186	—	6,434	99,142	(310,762)	—
	$4,092,459	$—	$669,189	$126,234	$(310,759)	$4,577,123
Cost of products sold (exclusive of lower of cost or market inventory)	$3,619,319	$—	$491,218	$—	$(284,808)	$3,825,729
Lower of cost or market inventory valuation adjustment	$(118,825)	$—	$—	$—	$—	$(118,825)
Operating expenses	$231,422	$11,231	$61,310	$42,068	$(11,840)	$334,191
Selling, general and administrative expenses	$30,136	$—	$37,583	$2,846	$7,189	$77,754
Depreciation and amortization	$79,938	$316	$19,152	$22,275	$2,361	$124,042
Income (loss) from operations	$250,469	$(11,547)	$59,926	$59,045	$(23,661)	$334,232
Income (loss) before interest and income taxes	$250,111	$(11,547)	$60,093	$67,911	$(20,403)	$346,165
Net income attributable to noncontrolling interest	$—	$—	$—	$1,193	$24,724	$25,917
Earnings of equity method investments	$—	$—	$—	$3,423	$—	$3,423
Capital expenditures	$33,150	$113,747	$5,614	$24,498	$5,871	$182,880

	Refining	Renewables	Marketing	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Six Months Ended June 30, 2022
Sales and other revenues:
Revenues from external customers	$15,211,556	144,252	1,613,343	$1,598,582	$53,177	$—	$18,620,910
Intersegment revenues	1,583,192	97,693	—	6,368	202,791	(1,890,044)	—
	$16,794,748	241,945	1,613,343	$1,604,950	$255,968	$(1,890,044)	$18,620,910
Cost of products sold (exclusive of lower of cost or market inventory)	$14,028,895	$236,933	$1,582,464	$1,081,005	$—	$(1,847,370)	$15,081,927
Lower of cost or market inventory valuation adjustment	$—	$25,992	$—	$—	$—	$—	$25,992
Operating expenses	$824,276	$56,369	$—	$140,471	$96,523	$(34,078)	$1,083,561
Selling, general and administrative expenses	$73,005	$1,873	$1,189	$85,304	$8,995	$50,931	$221,297
Depreciation and amortization	$197,461	$16,171	$4,919	$41,199	$47,957	$938	$308,645
Income (loss) from operations	$1,671,111	$(95,393)	$24,771	$256,971	$102,493	$(60,465)	$1,899,488
Income (loss) before interest and income taxes	$1,671,171	$(95,304)	$24,771	$259,817	$111,712	$(58,157)	$1,914,010
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$5,192	$51,781	$56,973
Earnings of equity method investments	$—	$—	$—	$—	$9,073	$—	$9,073
Capital expenditures	$66,631	$186,294	$5,309	$14,395	$23,246	$21,865	$317,740

	Refining	Renewables	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Six Months Ended June 30, 2021
Sales and other revenues:
Revenues from external customers	$6,844,306	$—	$1,184,753	$52,350	$7	$8,081,416
Intersegment revenues	$265,648	$—	$8,999	$201,068	$(475,715)	$—
	$7,109,954	$—	$1,193,752	$253,418	$(475,708)	$8,081,416
Cost of products sold (exclusive of lower of cost or market inventory)	$6,381,262	$—	$822,741	$—	$(417,969)	$6,786,034
Lower of cost or market inventory valuation adjustment	$(318,353)	$—	$—	$—	$(509)	$(318,862)
Operating expenses	$524,277	$24,052	$122,063	$83,433	$(19,725)	$734,100
Selling, general and administrative expenses	$58,632	$—	$83,136	$5,815	$12,146	$159,729
Depreciation and amortization	$168,020	$658	$39,273	$45,281	$(5,111)	$248,121
Income (loss) from operations	$296,116	$(24,710)	$126,539	$118,889	$(44,540)	$472,294
Income (loss) before interest and income taxes	$295,788	$(24,710)	$127,078	$154,669	$(14,762)	$538,063
Net income attributable to noncontrolling interest	$—	$—	$—	$2,839	$57,711	$60,550
Earnings of equity method investments	$—	—	$—	$5,186	$—	$5,186
Capital expenditures	$73,511	$183,969	$9,701	$57,716	$7,944	$332,841

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Sinclair and Casper refineries. The Puget Sound refinery was acquired November 1, 2021, and thus is included for the period January 1, 2022 to June 30, 2022. In addition, the refinery operations of the Sinclair and Casper refineries are included for the period March 14, 2022 (the date of acquisition) through June 30, 2022.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022 (8)	2021
Mid-Continent Region
Crude charge (BPD) (1)	277,930	278,380	284,030	247,500
Refinery throughput (BPD) (2)	292,570	293,050	298,950	257,030
Sales of produced refined products (BPD) (3)	279,170	287,680	279,710	249,400
Refinery utilization (4)	106.9%	107.1%	109.2%	95.2%

Average per produced barrel (5)
Refinery gross margin	$32.53	$10.82	$20.96	$8.99
Refinery operating expenses (6)	6.21	5.27	6.11	7.22
Net operating margin	$26.32	$5.55	$14.85	$1.77

Refinery operating expenses per throughput barrel (7)	$5.92	$5.18	$5.72	$6.89

Feedstocks:
Sweet crude oil	54%	64%	58%	62%
Sour crude oil	22%	14%	18%	14%
Heavy sour crude oil	19%	17%	19%	19%
Other feedstocks and blends	5%	5%	5%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	49%	51%	50%	51%
Diesel fuels	35%	34%	34%	34%
Jet fuels	5%	4%	6%	5%
Fuel oil	1%	1%	1%	1%
Asphalt	4%	2%	3%	2%
Base oils	4%	4%	4%	4%
LPG and other	2%	4%	2%	3%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022 (8)	2021
West Region
Crude charge (BPD) (1)	349,380	137,970	292,450	134,940
Refinery throughput (BPD) (2)	370,740	151,680	315,350	148,160
Sales of produced refined products (BPD) (3)	376,400	156,260	309,530	150,290
Refinery utilization (4)	83.6%	95.2%	77.6%	93.1%

Average per produced barrel (5)
Refinery gross margin	$39.21	$13.35	$30.42	$11.88
Refinery operating expenses (6)	9.10	6.57	9.19	7.29
Net operating margin	$30.11	$6.78	$21.23	$4.59

Refinery operating expenses per throughput barrel (7)	$9.24	$6.77	$9.02	$7.40

Feedstocks:
Sweet crude oil	33%	22%	29%	23%
Sour crude oil	46%	59%	50%	59%
Heavy sour crude oil	10%	—%	9%	—%
Black wax crude oil	5%	10%	5%	9%
Other feedstocks and blends	6%	9%	7%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	52%	53%	53%
Diesel fuels	33%	37%	31%	37%
Jet fuels	5%	—%	5%	—%
Fuel oil	2%	3%	5%	3%
Asphalt	3%	5%	2%	4%
LPG and other	4%	3%	4%	3%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	627,310	416,350	576,480	382,440
Refinery throughput (BPD) (2)	663,310	444,730	614,300	405,190
Sales of produced refined products (BPD) (3)	655,570	443,940	589,240	399,690
Refinery utilization (4)	92.5%	102.8%	90.5%	94.4%

Average per produced barrel (5)
Refinery gross margin	$36.36	$11.71	$25.93	$10.07
Refinery operating expenses (6)	7.87	5.73	7.73	7.25
Net operating margin	$28.49	$5.98	$18.20	$2.82

Refinery operating expenses per throughput barrel (7)	$7.77	$5.72	$8.25	$7.07

Feedstocks:
Sweet crude oil	42%	50%	43%	48%
Sour crude oil	36%	30%	34%	30%
Heavy sour crude oil	14%	11%	14%	12%
Black wax crude oil	3%	3%	3%	3%
Other feedstocks and blends	5%	6%	6%	7%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022 (8)	2021
Consolidated
Sales of produced refined products:
Gasolines	51%	51%	51%	52%
Diesel fuels	34%	35%	32%	35%
Jet fuels	5%	3%	6%	3%
Fuel oil	2%	1%	3%	1%
Asphalt	3%	3%	3%	3%
Base oils	2%	3%	2%	3%
LPG and other	3%	4%	3%	3%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including HFC Asphalt and inter-segment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). As a result of our acquisition of the Puget Sound Refinery on November 1, 2021, and the Sinclair and Casper Refineries on March 14, 2022, our consolidated crude capacity increased from 405,000 BPSD at June 30, 2021 to 678,000 BPSD at June 30, 2022.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.
(8)We acquired the Sinclair and Casper Refineries on March 14, 2022. Refining operating data for the six months ended June 30, 2022 includes crude oil and feedstocks processed and refined products sold at our Sinclair and Casper Refineries for the period March 14, 2022 through June 30, 2022 only, averaged over the 181 days in the six months ended June 30, 2022.

Renewables Segment Operating Data

The following table sets forth information about our renewables operations.

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Renewables
Sales volumes (in thousand gallons)	25,688	30,632
Average per produced gallon (1)
Renewables gross margin	$0.07	$0.16
Renewables operating expense (2)	1.14	1.84
Net operating margin	$(1.07)	$(1.68)

(1)Represents average amount per produced gallons sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Represents total Renewables segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.

Marketing Segment Operating Data

The following table sets forth information about our Marketing operations and includes our Sinclair business for the period March 14, 2022 (the date of acquisition) through June 30, 2022.

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Marketing
Number of branded sites at period end	1,329	1,329
Sales volumes (in thousand gallons)	335,106	420,019
Margin per gallon of sales (1)	$0.07	$0.07

(1)Represents average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants and Specialty Products Segment Operating Data

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Lubricants and Specialty Products
Throughput (BPD)	20,260	19,310	19,800	19,860
Sales of produced products (BPD)	34,000	36,670	34,510	34,630

Sales of produced products:
Finished products	53%	51%	52%	52%
Base oils	27%	29%	29%	27%
Other	20%	20%	19%	21%
Total	100%	100%	100%	100%

Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three months ended June 30, 2022
Sales and other revenues	$358,628	$754,442	$(263,129)	$849,941
Cost of products sold	$249,095	$590,462	$(263,129)	$576,428
Operating expenses	$38,073	$36,397	$—	$74,470
Selling, general and administrative expenses	$5,636	$37,919	$—	$43,555
Depreciation and amortization	$7,712	$12,893	$—	$20,605
Income from operations	$58,112	$76,771	$—	$134,883
Income before interest and income taxes	$58,131	$76,985	$—	$135,116
EBITDA	$65,843	$89,878	$—	$155,721

Three months ended June 30, 2021
Sales and other revenues	$254,485	$629,211	$(214,507)	$669,189
Cost of products sold	$163,280	$542,445	$(214,507)	$491,218
Operating expenses	$29,106	$32,204	$—	$61,310
Selling, general and administrative expenses	$5,914	$31,669	$—	$37,583
Depreciation and amortization	$6,230	$12,922	$—	$19,152
Income from operations	$49,955	$9,971	$—	$59,926
Income before interest and income taxes	$49,955	$10,138	$—	$60,093
EBITDA	$56,185	$23,060	$—	$79,245

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Six months ended June 30, 2022
Sales and other revenues	$637,214	$1,442,389	$(474,653)	$1,604,950
Cost of products sold	$427,634	$1,128,024	$(474,653)	$1,081,005
Operating expenses	$68,887	$71,584	$—	$140,471
Selling, general and administrative expenses	$11,843	$73,461	$—	$85,304
Depreciation and amortization	$15,269	$25,930	$—	$41,199
Income from operations	$113,581	$143,390	$—	$256,971
Income before interest and income taxes	$116,181	$143,636	$—	$259,817
EBITDA	$131,450	$169,566	$—	$301,016

Six months ended June 30, 2021
Sales and other revenues	$427,927	$1,112,457	$(346,632)	$1,193,752
Cost of products sold	$295,812	$873,561	$(346,632)	$822,741
Operating expenses	$57,727	$64,336	$—	$122,063
Selling, general and administrative expenses	$12,653	$70,483	$—	$83,136
Depreciation and amortization	$13,535	$25,738	$—	$39,273
Income from operations	$48,200	$78,339	$—	$126,539
Income before interest and income taxes	$48,200	$78,878	$—	$127,078
EBITDA	$61,735	$104,616	$—	$166,351

(1)Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to Rack Forward.
(2)Rack Forward activities include the purchase of base oils from Rack Back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.
(3)Intra-segment sales of Rack Back produced base oils to Rack Forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income attributable to HF Sinclair stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) severance costs, (iii) restructuring charges, (iv) Cheyenne refinery LIFO inventory liquidation costs, (v) decommissioning costs, (vi) acquisition integration and regulatory costs and (vii) gain on tariff settlement.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
Net income attributable to HF Sinclair stockholders	$1,221,262	$168,850	$1,381,236	$317,067
Add interest expense	38,961	28,942	73,820	67,328
Subtract interest income	(1,844)	(1,029)	(2,841)	(2,060)
Add (subtract) income tax expense (benefit)	383,493	123,485	404,822	95,178
Add depreciation and amortization	164,044	124,042	308,645	248,121
EBITDA	$1,805,916	$444,290	$2,165,682	$725,634
Subtract lower of cost or market inventory valuation adjustment	34,543	(118,825)	25,992	(318,862)
Add severance costs	—	194	—	708
Add restructuring charges	—	—	—	7,813
Add Cheyenne refinery LIFO inventory liquidation costs	—	—	—	923
Add decommissioning costs	512	8,096	1,469	16,347
Add acquisition integration and regulatory costs	12,037	746	36,572	746
Subtract gain on tariff settlement	—	—	—	(51,500)
Adjusted EBITDA	$1,853,008	$334,501	$2,229,715	$381,809

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
Refining Segment	2022	2021	2022	2021
	(In thousands)
Income before interest and income taxes (1)	$1,558,120	$250,111	$1,671,171	$295,788
Add depreciation and amortization	102,780	79,938	197,461	168,020
EBITDA	1,660,900	330,049	1,868,632	463,808
Subtract lower of cost or market inventory valuation adjustment	—	(118,825)	—	(318,353)
Adjusted EBITDA	$1,660,900	$211,224	$1,868,632	$145,455

(1)Income before interest and income taxes of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Renewables segment is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Renewables Segment	2022	2021	2022	2021
	(In thousands)
Loss before interest and income taxes (1)	$(73,202)	$(11,547)	$(95,304)	$(24,710)
Add depreciation and amortization	10,371	316	16,171	658
EBITDA	(62,831)	(11,231)	(79,133)	(24,052)
Subtract lower of cost or market inventory valuation adjustment	34,543	—	25,992	—
Adjusted EBITDA	$(28,288)	$(11,231)	$(53,141)	$(24,052)

(1)Loss before interest and income taxes of our Renewables segment represents loss plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Marketing segment is set forth below:

Marketing Segment	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
	(In thousands)
Income before interest and income taxes (1)	$19,502	$24,771
Add depreciation and amortization	4,418	4,919
EBITDA	$23,920	$29,690

(1)Income before interest and income taxes of our Marketing segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three months ended June 30, 2022
Income before interest and income taxes (1)	$58,131	$76,985	$135,116
Add depreciation and amortization	7,712	12,893	20,605
EBITDA	$65,843	$89,878	$155,721

Three months ended June 30, 2021
Income before interest and income taxes (1)	$49,955	$10,138	$60,093
Add depreciation and amortization	6,230	12,922	19,152
EBITDA	56,185	23,060	79,245

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Six months ended June 30, 2022
Income before interest and income taxes (1)	$116,181	$143,636	$259,817
Add depreciation and amortization	15,269	25,930	41,199
EBITDA	131,450	169,566	301,016

Six months ended June 30, 2021
Income before interest and income taxes (1)	$48,200	$78,878	$127,078
Add depreciation and amortization	13,535	25,738	39,273
EBITDA	61,735	104,616	166,351
Add restructuring charges	1,079	6,734	7,813
Adjusted EBITDA	$62,814	$111,350	$174,164

(1)Income before interest and income taxes of our Lubricants and Specialty Products segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total Refining segment revenues less total Refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average Refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$28.49	$5.98	$18.20	$2.82
Add average refinery operating expenses per produced barrel sold	7.87	5.73	7.73	7.25
Refinery gross margin per produced barrel sold	36.36	11.71	25.93	10.07
Times produced barrels sold (BPD)	655,570	443,940	589,240	399,690
Times number of days in period	91	91	181	181
Refinery gross margin	2,169,124	473,067	2,765,498	728,503
Add rounding	172	73	355	189
Total Refining segment gross margin	2,169,296	473,140	2,765,853	728,692
Add Refining segment cost of products sold	8,119,285	3,619,319	14,028,895	6,381,262
Refining segment sales and other revenues	10,288,581	4,092,459	16,794,748	7,109,954
Add Renewables segment sales and other revenues	194,578	—	241,945	—
Add Marketing segment sales and other revenues	1,336,302	—	1,613,343	—
Add Lubricants and Specialty Products segment sales and other revenues	849,941	669,189	1,604,950	1,193,752
Add HEP segment sales and other revenues	135,770	126,234	255,968	253,418
Subtract corporate, other and eliminations	(1,643,012)	(310,759)	(1,890,044)	(475,708)
Sales and other revenues	$11,162,160	$4,577,123	$18,620,910	$8,081,416

Reconciliation of average Refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$7.87	$5.73	$7.73	$7.25
Times produced barrels sold (BPD)	655,570	443,940	589,240	399,690
Times number of days in period	91	91	181	181
Refinery operating expenses	469,500	231,484	$824,423	$524,493
Subtract rounding	(196)	(62)	(147)	(216)
Total Refining segment operating expenses	469,304	231,422	824,276	524,277
Add Renewables segment operating expenses	29,273	11,231	56,369	24,052
Add Lubricants and Specialty Products segment operating expenses	74,470	61,310	140,471	122,063
Add HEP segment operating expenses	53,899	42,068	96,523	83,433
Subtract corporate, other and eliminations	(20,819)	(11,840)	(34,078)	(19,725)
Operating expenses (exclusive of depreciation and amortization)	$606,127	$334,191	$1,083,561	$734,100

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Renewables gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our renewables performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our renewables performance on a relative and absolute basis. Renewables gross margin per produced gallon sold is total Renewables segment revenues less total Renewables segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced renewables products sold. Net operating margin per produced gallon sold is the difference between renewables gross margin and renewables operating expenses per produced gallon sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of renewables gross margin and operating expenses to gross margin per produced gallon sold and net operating margin per produced gallon sold

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
	(In thousands, except for per gallon amounts)
Renewables segment sales and other revenues	$194,578	$241,945
Renewables segment cost of products sold	192,662	236,933
Lower of cost or market inventory adjustment	34,543	25,992
	(32,627)	(20,980)
Subtract lower of cost or market inventory adjustment	34,543	25,992
Renewables gross margin	$1,916	$5,012

Renewables operating expense	$29,273	$56,369
Produced gallons sold (in thousand gallons)	25,688	30,632

Renewables gross margin per produced gallon sold	$0.07	$0.16
Less operating expense per produced gallon sold	1.14	1.84
Net operating margin per produced gallon sold	$(1.07)	$(1.68)

Reconciliation of Marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our Marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our Marketing performance on a relative and absolute basis. Marketing gross margin per gallon sold is total Marketing segment revenues less total Marketing segment cost of products sold divided by sales volumes of Marketing products sold. This margin does not include the non-cash effects of depreciation and amortization. This component performance measure can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of Marketing gross margin to gross margin per gallon sold

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
	(In thousands, except for per gallon amounts)
Marketing segment sales and other revenues	$1,336,302	$1,613,343
Marketing segment cost of products sold	1,311,333	1,582,464
Marketing gross margin	$24,969	$30,879

Sales volumes (in thousand gallons)	335,106	420,019

Marketing segment gross margin per gallon sold	$0.07	$0.07

Reconciliation of net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, severance costs, restructuring charges, Cheyenne refinery LIFO inventory liquidation costs, decommissioning costs, acquisition integration and regulatory costs and gain on tariff settlement. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$1,636,401	$318,252	$1,843,031	$472,795
Income tax expense	383,493	123,485	404,822	95,178
Net income	1,252,908	194,767	1,438,209	377,617
Less net income attributable to noncontrolling interest	31,646	25,917	56,973	60,550
Net income attributable to HF Sinclair stockholders	1,221,262	168,850	1,381,236	317,067

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	34,543	(118,825)	25,992	(318,862)
Severance costs	—	194	—	708
Restructuring charges	—	—	—	7,813
Cheyenne refinery LIFO inventory liquidation costs	—	—	—	923
Decommissioning costs	512	8,096	1,469	16,347
Acquisition integration and regulatory costs	12,451	746	37,482	746
Gain on tariff settlement	—	—	—	(51,500)
Total adjustments to income before income taxes	47,506	(109,043)	64,943	(343,825)
Adjustment to income tax expense (1)	9,832	(83,987)	11,107	(84,512)
Adjustment to net income attributable to noncontrolling interest	414	—	910	—
Total adjustments, net of tax	37,260	(25,056)	52,926	(259,313)

Adjusted results - Non-GAAP:
Adjusted income before income taxes	1,683,907	209,209	1,907,974	128,970
Adjusted income tax expense (2)	393,325	39,498	415,929	10,666
Adjusted net income	1,290,582	169,711	1,492,045	118,304
Less net income attributable to noncontrolling interest	32,060	25,917	57,883	60,550
Adjusted net income attributable to HF Sinclair stockholders	$1,258,522	$143,794	$1,434,162	$57,754
Adjusted earnings per share - diluted (3)	$5.59	$0.87	$7.12	$0.35

(1)Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense (benefit), which is computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)

Non-GAAP income tax expense (2)	$393,325	$39,498	$415,929	$10,666
Add (subtract) GAAP income tax expense	383,493	123,485	404,822	95,178
Non-GAAP adjustment to income tax expense	$9,832	$(83,987)	$11,107	$(84,512)

(2)Non-GAAP income tax expense is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.

(3)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Dollars in thousands)
GAAP:
Income before income taxes	$1,636,401	$318,252	$1,843,031	$472,795
Income tax expense	$383,493	$123,485	$404,822	$95,178
Effective tax rate for GAAP financial statements	23.4%	38.8%	22.0%	20.1%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	—%	(19.9)%	(0.2)%	(11.8)%
Effective tax rate for adjusted results	23.4%	18.9%	21.8%	8.3%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HF Sinclair Corporation
214-954-6510